Exhibit 99.1

ENERGY PARTNERS, LTD.

EMPLOYEE CHANGE OF CONTROL SEVERANCE PLAN

I. Purpose.

The purpose of the Energy Partners, Ltd. Employee Change of Control Severance Plan is to encourage employees of Energy Partners, Ltd. who are not covered by the Energy Partners, Ltd. Change of Control Severance Plan or an individual Change of Control Severance Agreement with Energy Partners, Ltd. to make and continue careers with Energy Partners, Ltd. by providing participants with certain severance benefits upon an involuntary termination of employment by Energy Partners, Ltd. without Cause or voluntary termination by a participant for Good Reason within two years following a Change of Control.

II.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

A. “Board” means the Board of Directors of the Company.

B. “Cause” means with respect to any Participant (i) the Participant’s conviction of a felony, (ii) dishonesty, (iii) the Participant’s failure to perform his or her duties, (iv) insubordination, (v) theft, (vi) wrongful disclosure of confidential information, (vii) conflict of interest that is undisclosed and not approved by the Company’s Board, (viii) violation of written Company policies applicable to all employees, or (ix) engaging in any manner, directly or indirectly, in a business that competes with the business of the Company in any capacity that is undisclosed and not approved by the Company’s Board.

C. “Change of Control” means and shall be deemed to have occurred if:

1. any person (within the meaning of the Exchange Act), other than the Company or a Related Party, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 25 percent or more of the total voting power of all the then-outstanding Voting Securities; or

2. the individuals who, as of the effective date of the Plan, constitute the Board, together with those who first become directors subsequent to such date and whose recommendation, election or nomination for election to the Board was approved by a vote of at least a majority of the directors then still in office who either were directors as of the effective date of the Plan or whose recommendation, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

3. a merger, consolidation, recapitalization or reorganization of the Company or a Subsidiary, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company or a Subsidiary is consummated, other than (A) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive (or, in the case of a transaction involving a Subsidiary and not the Company, retain), with respect to such Voting Securities, voting securities of the surviving or transferee entity representing more than 50 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (B) any such transaction which would result in a Related Party beneficially owning more than 50 percent of the voting securities of the surviving entity outstanding immediately after such transaction; or

4. the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction.

D. “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

E. “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

F. “Company” means Energy Partners, Ltd., a corporation organized under the laws of Delaware, or any successor corporation.

G. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

H. “Good Reason” for termination shall exist with respect to a Participant if, without the Participant’s consent, any of the following events occur:

1. a reduction in the Participant’s base salary (other than as part of an across-the-board salary reduction affecting substantially all of the employees of the Company and its parent, if any);

2. a significant diminution in the Participant’s duties and responsibilities; or

3. any requirement that the Participant relocate to an office which is more than 35 miles in driving distance from the office at which the Participant is employed immediately prior to the Change of Control.

Notwithstanding the foregoing, if the Company ceases to be a public company, an event otherwise described in clause (ii) above shall not be deemed to have occurred merely because the

Participant’s duties or responsibilities are changed in connection with the Company’s ceasing to be a public company, provided the Participant’s duties and responsibilities otherwise remain substantially the same as the duties and responsibilities of a person with the Participant’s position (determined before the change) within a comparably sized independent private energy company.

A termination of employment by a Participant shall not be considered to be for Good Reason unless the termination occurs within sixty (60) days after the Participant has knowledge of the event constituting Good Reason.

I. “Participant” means a full-time employee of the Company who is not covered by either the Energy Partners, Ltd. Change of Control Severance Plan or an individual Change of Control Severance Agreement with the Company.

J. “Plan” means this Energy Partners, Ltd. Employee Change of Control Severance Plan.

K. “Related Party” means (i) a majority-owned subsidiary of the Company, (ii) an employee or group of employees of the Company or any majority-owned subsidiary of the Company, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company, or (iv) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities.

L. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

M. “Voting Securities” means any securities of the Company which carry the right to vote generally in the election of directors.

III. Participation.

The persons who shall be Participants in the Plan shall be all of the full-time employees of the Company; provided, however, that in no event shall any person who is covered by either the Energy Partners, Ltd. Change of Control Severance Plan or an individual Change of Control Severance Agreement with the Company be a Participant in the Plan.

IV. Administration.

A. Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

1. to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

2. to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any rules and regulations hereunder; and

3. to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

B. Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions.

C. Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

D. Quorum, Acts of Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be acts of the Committee.

V. Severance Benefits.

In the event that (i) there is a Change of Control of the Company, and (ii) the employment of a Participant terminates within two years following said Change of Control either by reason of an involuntary termination of employment by the Company without Cause or a voluntary termination of employment by the Participant for Good Reason, the Participant will be entitled to receive the following severance benefits:

A. a cash lump sum within 30 days following such termination of employment in an amount equal to the sum of (i) three weeks of Base Pay (as defined below) for each year of service or fraction thereof as a full-time employee of the Company or Hall-Houston, and (ii) three weeks of Base Pay for each $10,000 or fraction thereof of annual Base Pay and Scheduled Overtime Pay (as defined below); provided, however, that the minimum amount payable pursuant to this subsection (a) shall be 16 weeks of Base Pay and the maximum amount payable pursuant to this subsection (a) shall be 52 weeks of Base Pay;

B. a bonus under the Company’s annual bonus plan for the calendar year of termination of the Participant’s employment payable in a cash lump sum within 30 days following such termination of employment in an amount equal to (i) the greater of (A) the Participant’s Average Annual Bonus (as defined below) or (B) the Participant’s target bonus opportunity for the calendar year of termination of employment, multiplied by (ii) a fraction, the numerator of which shall be the number of days during such calendar year that the Participant was employed by the Company through the date of termination of employment and the denominator of which shall be 365;

C. if the Participant has not yet received a bonus under the Company’s annual bonus plan for the calendar year preceding the calendar year of termination of the Participant’s employment, the Participant shall receive a bonus for that calendar year under the Company’s annual bonus plan in an amount equal to the Participant’s target bonus opportunity for that calendar year, payable in a cash lump sum within 30 days following such termination of employment;

D. the Company shall continue to provide the Participant for 12 months following termination of the Participant’s employment with the same level of medical, dental and basic group life insurance benefits as the Participant was receiving immediately prior to termination of employment, provided, however, that as a condition to receiving such benefits, the Participant shall be required to pay for such benefits the same portion of the required premium for such coverage (if any) that the Participant was required to pay immediately before termination of his or her employment; and provided, further, that if the Participant becomes employed by another employer that provides medical, dental and/or life insurance benefits during the 12-month period following termination of the Participant’s employment, the Company’s obligation to provide coverage pursuant to this subsection (d) shall immediately cease when such Participant becomes eligible for welfare benefits of the same type from such new employer; and

E. the Company shall establish a reasonable outplacement program and cover the Participant under such program.

For purposes of subsection (a) above, “Base Pay” shall mean the Participant’s rate of base pay for the applicable period as of the date of termination of employment or, if greater, as of the date of the Change of Control. For purposes of subsection (a) above, “Scheduled Overtime Pay” shall mean the Participant’s hourly rate of overtime pay as of the date of termination of employment or, if greater, as of the date of the Change of Control, multiplied by the number of hours that the Participant is scheduled to work overtime for the year of termination of employment; provided, however, that in the case of a Participant who is an exempt employee or who is not scheduled to perform overtime, such Participant’s Scheduled Overtime Pay shall be zero. For purposes of subsection (a) above, the Participant’s “Average Annual Bonus” shall mean the Participant’s average annual bonus under the Company’s annual bonus plan for the three calendar years preceding the calendar year in which termination of the Participant’s employment occurs (or, if the Participant was employed by the Company for less than three calendar years preceding the calendar year in which such termination of employment occurs, the Participant’s average annual bonus for all of the calendar years during which he or she was employed by the Company before the calendar year in which such termination of employment occurs); provided, however, that in determining such average annual bonus, if the Participant’s bonus for any of the calendar years that would otherwise be included within the period used in determining the average was reduced to reflect service for less than a full calendar year, that calendar year (and the bonus amount for that calendar year) shall be disregarded. Anything in this Plan to the contrary notwithstanding, in the case of a Participant who is a “specified employee” within the meaning of Section 409A of the Code, payments under this Plan shall be delayed if and to the extent required by Section 409A of the Code.

VI. Golden Parachute Reduction.

Notwithstanding the other provisions of this Plan, in the event that the amount of payments or other benefits payable to a Participant under this Plan, together with any payments or benefits payable under any other plan, program, arrangement or agreement maintained by the Company or one of its affiliates, would constitute an “excess parachute payment” (within the meaning of Section 280G of the Code), the payments under this Plan shall be reduced (by the minimum possible amounts) until no amount payable to the Participant under this Plan constitutes an “excess parachute payment” (within the meaning of Section 280G of the Code); provided, however, that no such reduction shall be made if the net after-tax payment (after taking into account Federal, state, local or other income and excise taxes) to which the Participant would otherwise be entitled without such reduction would be greater than the net after-tax payment (after taking into account Federal, state, local or other income and excise taxes) to the Participant resulting from the receipt of such payments with such reduction. If, as a result of subsequent events or conditions (including a subsequent payment or absence of a subsequent payment under this Plan or other plans, programs, arrangements or agreements maintained by the Company or one of its affiliates), it is determined that payments under this Plan to a Participant have been reduced by more than the minimum amount required to prevent any payments from constituting an “excess parachute payment,” then an additional payment shall be promptly made to the Participant in an amount equal to the additional amount that can be paid without causing any payment to constitute an “excess parachute payment.” All determinations required to be made under this Section 6, including whether a payment would result in an “excess parachute payment” and the assumptions to be utilized in arriving at such determination, shall be made by a Big Four accounting firm selected by the Company which shall provide detailed supporting calculations both to the Company and the Participant as requested by the Company or the Participant. All fees and expenses of the accounting firm shall be borne solely by the Company and shall be paid by the Company. All determinations made by the accounting firm under this Section 6 shall be final and binding upon the Company and the Participant.

VII. Withholding.

The Company or any Subsidiary is authorized to withhold from any payment or benefit under the Plan or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any payment or benefit under the Plan, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any payment or benefit under the Plan.

VIII. Changes to the Plan.

The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders of the Company or Participants; provided, however, that no amendment, alteration, suspension, discontinuation, or termination of the Plan shall be permitted after a Change of Control of the Company which would adversely affect a Participant’s right to benefits in connection with that Change of Control.

IX. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan. With respect to any payments or benefits not yet made to a Participant under the Plan, nothing contained in the Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company.

X. Nonexclusivity of the Plan.

The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other compensation or severance arrangements as it may deem desirable, and such arrangements may be either applicable generally or only in specific cases.

XI. Not Compensation for Benefit Plans.

No benefits payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any other benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.

XII. No Right to Employment.

Nothing contained in this Plan shall give any Participant the right to be retained in the employment of the Company or any of its affiliated or associated corporations or affect the right of any such employer to dismiss any Participant.

XIII.	Governing Law.

The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of Delaware without giving effect to principles of conflict of laws.

XIV. Effective Date.

This Plan shall become effective as of September 13, 2006.

XV. Title and Headings.

The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17. Compliance with Code Section 409A. It is intended that any amounts payable under this Plan that constitute deferred compensation subject to Section 409A of the Code shall comply with the provisions of Section 409A of the Code. Anything in this Plan to the contrary notwithstanding, if the Committee determines that any amounts payable under this Plan that are subject to Section 409A of the Code would not satisfy the requirements of said Section 409A, the Committee shall modify this Plan and the terms of such payments so as to satisfy such requirements in a manner that preserves to the maximum extent possible the economic value of such payments to the Participant.